UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2025, the Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) unanimously appointed Kris Sennesael as Executive Vice President and Chief Financial Officer of the Company, effective May 12, 2025. Mr. Sennesael will also assume the role of principal financial officer at that time.

Mr. Sennesael, 56, served as Chief Financial Officer of Skyworks Solutions, Inc. from 2016 to May 2025. From 2012 to 2016, Mr. Sennesael served as Chief Financial Officer of Enphase Energy, Inc. Mr. Sennesael served as Chief Financial Officer of Standard Microsystems Corporation from 2009 to 2012, when it was acquired by Microchip Technology Incorporated. Prior to 2009, Mr. Sennesael served in various financial roles at ON Semiconductor Corp. and AMI Semiconductor, Inc. Mr. Sennesael also serves on the board of directors of Maxeon Solar Technologies, Ltd.

In connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer, Mr. Sennesael will receive an annual base salary of $715,000 and a target bonus opportunity under the Company’s short-term incentive plan of 100% of annual base salary. Mr. Sennesael will also receive a signing bonus of $2,000,000, which is subject to repayment if Mr. Sennesael’s employment is terminated before the two-year anniversary of the payment date (unless the Company terminates Mr. Sennesael’s employment without “Cause” as defined in the Company’s Executive Severance Plan).

Mr. Sennesael will receive a sign-on equity award with a grant date value of $10,000,000, with 80% of such equity award consisting of a time-based restricted stock unit (“RSU”) award and 20% of such equity award consisting of a performance stock unit (“PSU”) award. Subject to Mr. Sennesael’s continued employment with the Company, the RSU award will vest based on the following schedule: approximately $1,750,000 will vest in November 2025, $1,750,000 will vest in May 2026, $2,500,000 will vest in May 2027 and the remaining $2,000,000 will vest in May 2028. The PSU award is expected to vest in August 2028, subject to the achievement of applicable performance criteria. Subject to approval by the Compensation and Talent Committee of the Board, Mr. Sennesael will also be eligible to receive an annual equity award for the Company’s fiscal year 2026 with a grant date value equal to approximately $5,250,000.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnification agreement with Mr. Sennesael, which agreement has previously been filed with the Securities and Exchange Commission. Mr. Sennesael will also be eligible to participate in the Company’s Executive Severance Plan, Change in Control Plan and other benefit programs generally available to the Company’s executive officers.

There are no arrangements or understandings between Mr. Sennesael and any other person pursuant to which Mr. Sennesael was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Sennesael and any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on May 7, 2025 announcing Mr. Sennesael’s appointment as the Company’s Executive Vice President and Chief Financial Officer. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release issued by Western Digital Corporation on May 7, 2025.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Cynthia Tregillis
Cynthia Tregillis
Executive Vice President, Chief Legal Officer and Secretary

Date: May 8, 2025